500 Delaware Avenue, Wilmington, Delaware 19801

PRESS RELEASE
FOR IMMEDIATE RELEASE	Investor Relations Contact: Stephen A. Fowle
(302) 571-6833
April 21, 2009	sfowle@wsfsbank.com
Media Contact: Stephanie A. Heist
(302) 571-5259
sheist@wsfsbank.com

WSFS ANNOUNCES 1ST QUARTER 2009

EARNINGS RELEASE DATE AND CONFERENCE CALL

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced it expects to report first quarter earnings at the end of business Thursday, April 23, 2009. Management will conduct a conference call to review this information at 11:00 a.m. Eastern Daylight Time (EDT) on Friday, April 24, 2009. Interested parties may listen to this call by dialing 1-800-860-2442.

A rebroadcast of the conference call will be available upon completion of the conference call, until 12:00 a.m. EDT on May 1, 2009, by calling 877-344-7529 and using Conference ID # 430094.

About WSFS Financial Corporation

WSFS Financial Corporation is a $3.4 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 35 retail banking offices located in Delaware and Pennsylvania, as well as three loan production offices in Dover, Delaware; Blue Bell, Pennsylvania and Annandale, Virginia. WSFS Bank provides comprehensive financial services including personal trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and 1st Reverse Financial Services, LLC. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit the Bank’s website at www.wsfsbank.com.

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